Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet, Inc. Reports Third Quarter Fiscal Year 2016 Results

Earnings  Per Share in  Line with Expectations

Strong Cash Flow from Operations

Phoenix, April 28, 2016 - Avnet, Inc. (NYSE:AVT) today announced results for the third quarter fiscal year 2016 ended April 2, 2016.

Q3 Fiscal 2016 Results

	Third Quarters Ended
	April 2, 2016	March 28, 2015	Change
	$ in millions, except per share data
Sales	$6,174.7	$6,736.9	(8.3)%
Constant Currency (1)			(6.9)%

GAAP Operating Income	181.6	203.7	(10.9)%
Adjusted Operating Income (2)	205.2	230.4	(10.9)%

GAAP Net Income	123.5	121.5	1.6%
Adjusted Net Income (2)	132.6	143.5	(7.6)%

GAAP Diluted EPS	$0.94	$0.88	6.8%
Adjusted Diluted EPS (2)	$1.01	$1.04	(2.9)%

(1)	Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.
(2)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section in this press release.

•

Sales for the third quarter ended April 2, 2016, decreased 8.3% year over year and 6.9% in constant currency to $6.17 billion, organic sales (as defined later in this release) declined 8.6% year over year and 7.2% in constant currency

•	Adjusted operating income of $205.2 million decreased 10.9% year over year and adjusted operating income margin of 3.3% decreased 10 basis points year over year
•	Adjusted net income of $132.6 million decreased 7.6% and adjusted diluted earnings per share of $1.01 decreased 2.9% year over year
•	Cash generated from operations was $212.9 million in the March quarter and $596.5 million for the trailing twelve months
•

The Company repurchased approximately 3.7 million shares during the third quarter representing an investment of $145.7 million, bringing its fiscal year to date purchases to $331 million, or 8.1 million shares

Rick Hamada, Chief Executive Officer, commented, “Our sequential revenue decline was slightly below our normal seasonality given an expected drop in high volume supply chain engagements in our Asia region of Electronics Marketing (EM) coupled with weaker than expected demand in certain legacy technologies at Technology Solutions (TS). These combined impacts led to an overall sequential revenue decline of approximately 10%.  Despite these elements of softness,  we did experience stronger than typical sequential gains in our western regions at EM and notable growth within areas of our TS portfolio. Enterprise gross profit margin increased 44 basis points year over year to 11.9% with contributions from both operating groups.  This improvement in gross profit margin was offset by the decline in revenue as adjusted operating income dollars declined 10.9% year over year and adjusted operating income margin decreased 10 basis points.  Given the overall trends through our March quarter, we have initiated incremental, focused expense management where we have gaps to our expectations while continuing to invest in clearly identified areas of current and future growth. With our strong competitive position at the center of the technology supply chain, we will continue to leverage our broad range of resources and financial strength in expanding new markets, including the Internet of Things, embedded solutions, and third platform technologies."

Avnet Electronics Marketing Results

		Year-over-Year Growth Rates
	Q3 FY16	Reported	Organic
	Sales	Sales	Sales
	(in millions)
EM Total	$4,041.5	(4.2)%	(4.2)%
Constant Currency (1)		(3.3)%	(3.3)%
Americas	$1,192.7	(3.6)%	(3.6)%
EMEA	$1,330.7	6.3%	6.3%
Constant Currency (1)		9.4%	9.4%
Asia	$1,518.1	(12.3)%	(12.3)%
Constant Currency (1)		(12.3)%	(12.3)%

	Q3 FY16	Q3 FY15	Change
Operating Income	$183.3	$197.3	(7.1)%
Operating Income Margin	4.5%	4.7%	(15)	bps

(1)	Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.

•	Sales decreased 3.3% in constant currency and reported sales decreased 4.2% year over year to $4.04 billion
•	Operating income decreased 7.1% year over year to $183.3 million and operating income margin decreased 15 basis points primarily due to declines in the western regions
•	Working capital (defined as receivables plus inventories less accounts payables) increased 2% sequentially driven by a planned increase in inventory

Mr. Hamada added, “In our March quarter, seasonal growth in EM’s core business was offset by the expected decline in our select high volume supply chain engagements in Asia as EM global revenue declined 2% from the December quarter.  Revenue grew 17% and 6% sequentially in our EMEA and Americas regions, respectively, while our Asia region declined 18%.  In addition to strong sequential growth, our EM EMEA team grew revenue 9.4% year over year in constant currency, which represents their 12th consecutive quarter of organic growth.  As a result of the typical seasonal Q3 growth in our western regions, EM’s operating income dollars grew 5.3% sequentially and operating income margin increased 30 basis points.  We were encouraged to see our book to bill ratio return to at or above parity for the quarter in all three regions. Our sequential increase in inventory was driven by investments in specific profitable growth opportunities and preparation for an ERP implementation in our Americas region. These investments coupled with the ongoing commitment to enhancing our digital platform, tools, and design resources will position us to grow faster than the markets we serve, leading to continued progress toward our financial targets.”

Avnet Technology Solutions Results

		Year-over-Year Growth Rates
	Q3 FY16	Reported	Organic
	Sales	Sales	Sales
	(in millions)
TS Total	$2,133.2	(15.3)%	(16.0)%
Constant Currency (1)		(12.9)%	(13.6)%
Americas	$1,241.2	(13.8)%	(14.2)%
EMEA	$615.8	(14.1)%	(15.9)%
Constant Currency (1)		(10.8)%	(12.6)%
Asia	$276.2	(23.2)%	(23.2)%
Constant Currency (1)		(19.2)%	(19.2)%

	Q3 FY16	Q3 FY15	Change
Operating Income	$55.5	$68.1	(18.5)%
Operating Income Margin	2.6%	2.7%	(11)	bps

(1)	Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.

•	Reported sales decreased 12.9% in constant currency and reported sales decreased 15.3% year over year to $2.13 billion, organic sales declined 16.0% and 13.6% in constant currency
•	Operating income decreased 18.5% to $55.5 million and operating income margin decreased 11 basis points year over year to 2.6%
•	At a product level, year-over-year growth in networking and services was offset by a decline in storage, servers, and software

Mr. Hamada further added, "TS’ revenue came in at the low end of expectations as all three regions experienced weaker than expected demand in select areas of legacy data center products.  As a result, organic revenue decreased 14% year over year in constant currency with all three regions experiencing double digit declines.  Operating income declined 18.5% year over year and operating income margin was down 11 basis points as an increase in gross profit margin and a reduction in operating expenses offset some of the negative impact of the revenue decline. Given the increasing rate of decline in certain legacy technologies, we will be reducing annualized operating expenses by approximately $25 million, while continuing to redirect our investment into higher growth technologies. We are already seeing the benefits of existing investments as our All Flash Array storage business grew over 40% year over year and our converged infrastructure product offerings increased nearly 20%. Our recently introduced Avnet Cloud Marketplace, which offers a growing portfolio of solutions from cloud service providers, flexible payment options, and a powerful cloud management toolset, is gaining traction with our partners as they and their customers embrace new consumption models to drive business results. With our accelerated investments in next generation technologies, we are confident we can optimize our portfolio to capitalize on second platform growth segments, as well as provide seamless support to our expanding community of partners for the transition to third platform technologies.”

Cash Flow and Return to Shareholders

•	Cash generated from operations was $212.9 million in the March quarter and for the trailing twelve months cash generated from operations was $596.5 million
•	Cash and cash equivalents at the end of the quarter was $1.04 billion; net debt (total debt less cash and cash equivalents) was $1.28 billion
•	During the March quarter, the Company repurchased 3.7 million shares, representing an aggregate investment of $145.7 million
•	Entering the fourth fiscal quarter, the Company had $221.7 million remaining under the current repurchase authorization
•	The Company paid a dividend of $0.17 per share or $21.9 million during the quarter

Kevin Moriarty, Chief Financial Officer, stated, “We generated $213 million in cash flow from operations during our March quarter bringing our trailing twelve months total to $596 million. During the quarter, we repurchased $146 million of our shares and still have approximately $222 million remaining in our share repurchase program. We have returned approximately $400 million to shareholders through the first nine months of our fiscal year via our disciplined share repurchase and dividend programs. In addition, in the March quarter, we improved our capital structure with a well-received offering of $550 million of 4.625% ten-year notes. We ended the quarter with over $1 billion in cash, which when combined with our strong cash flow generation and credit facilities, provides us with ample liquidity to invest in profitable growth going forward.”

Outlook for Fourth Quarter of Fiscal 2016 Ending on July 2, 2016

•	EM sales are expected to be in the range of $3.90 billion to $4.20 billion and TS sales are expected to be in the range of $2.05 billion to $2.35 billion
•	Avnet sales are expected to be in the range of $5.95 billion to $6.55 billion
•	Adjusted diluted earnings per share is expected to be in the range of $0.95 to $1.05 per share
•	The guidance assumes 131 million average diluted shares outstanding and a tax rate of 27% to 31%

The above guidance excludes the amortization of intangibles and any potential restructuring, integration and other expenses. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate is $1.13 to €1.00. This compares with an average exchange rate of $1.11 to €1.00 in the fourth quarter of fiscal 2015.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” "feel," “believe,”, “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this document certain non-GAAP financial information including adjusted operating income, adjusted operating expenses, adjusted net income and adjusted diluted earnings per share, as well as sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document). There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates for sales, income or expense items, the Company adjusts the exchange rates used in current periods to be consistent with the exchange rates in effect during prior periods.

Management believes that operating income and operating expenses adjusted for (i) restructuring, integration and other expenses and (ii) amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes net income and diluted EPS adjusted for (i) the impact of the items described above, (ii) certain items impacting other expense and (iii) certain items impacting income tax expense is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•	ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Fiscal 2016

		Fiscal Year 2016
		Quarters Ended
		April 2,	January 2,	October 3,
	Fiscal 2016 YTD	2016*	2016	2015
	$ in thousands, except per share amounts
GAAP selling, general and administrative expenses	$1,628,425	$539,038	$530,831	$558,556
Amortization of intangible assets and other	22,845	7,433	7,921	7,491
Adjusted operating expenses	$1,605,580	$531,605	$522,910	$551,065

GAAP operating income	$614,695	$181,618	$226,115	$206,962
Restructuring, integration and other expenses	63,352	16,172	21,222	25,958
Amortization of intangible assets and other	22,845	7,433	7,921	7,491
Total adjustments	86,197	23,605	29,143	33,449
Adjusted operating income	$700,892	$205,223	$255,258	$240,411

GAAP net income	$409,725	$123,459	$156,012	$130,254
Restructuring, integration and other expenses (net of tax)	42,029	10,804	14,100	17,125
Amortization of intangible assets and other (net of tax)	16,073	5,376	5,513	5,184
Income tax adjustments	(17,972)	(7,056)	(11,295)	379
Total adjustments to net income (net of tax)	40,130	9,124	8,318	22,688
Adjusted net income	$449,855	$132,582	$164,330	$152,942

GAAP diluted EPS	$3.05	$0.94	$1.16	$0.96
Restructuring, integration and other expenses (net of tax)	0.31	0.08	0.10	0.12
Amortization of intangible assets and other (net of tax)	0.12	0.04	0.04	0.04
Income tax adjustments	(0.13)	(0.05)	(0.08)	-
Total adjustments to diluted EPS (net of tax)	0.30	0.07	0.06	0.16
Adjusted EPS	$3.35	$1.01	$1.22	$1.12

* Does not foot due to rounding

Fiscal 2015

		Fiscal 2015
		Quarters Ended
		June 27,	March 28,	December 27,	September 27,
	Fiscal 2015*	2015	2015	2014	2014
	$ in thousands, except per share amounts
GAAP selling, general and administrative expenses	$2,274,642	$561,585	$555,148	$573,962	$583,946
Amortization of intangible assets and other	54,049	19,603	11,187	11,052	12,208
Adjusted operating expenses	$2,220,593	$541,982	$543,961	$562,910	$571,738

GAAP operating income	$827,673	$180,477	$203,712	$250,287	$193,197
Restructuring, integration and other expenses	90,805	43,734	15,494	13,257	18,320
Amortization of intangible assets and other	54,049	19,603	11,187	11,052	12,208
Total adjustments	144,854	63,337	26,681	24,309	30,528
Adjusted operating income	$972,527	$243,814	$230,393	$274,596	$223,725

GAAP other (expense) income, net	$(19,043)	$(3,080)	$(8,945)	$(5,524)	$(1,493)
Venezuela foreign currency loss	3,737	3,737	-	-	-
Adjusted other (expense) income, net	$(15,306)	$657	$(8,945)	$(5,524)	$(1,493)

Total adjustments to income before income taxes	$148,591	$67,074	$26,681	$24,309	$30,528

GAAP net income	$571,913	$158,733	$121,529	$163,706	$127,946
Restructuring, integration and other expenses (net of tax)	65,897	30,514	12,035	10,188	13,160
Amortization of intangible assets and other (net of tax)	36,643	12,287	7,708	7,675	8,973
Venezuela foreign currency loss (net of tax)	3,737	3,737	-	-	-
Income tax adjustments	(55,101)	(45,770)	2,192	(5,597)	(5,926)
Total adjustments to net income (net of tax)	51,176	768	21,935	12,266	16,207
Adjusted net income	$623,089	$159,501	$143,464	$175,972	$144,153

GAAP diluted EPS	$4.12	$1.15	$0.88	$1.18	$0.91
Restructuring, integration and other expenses (net of tax)	0.47	0.22	0.09	0.07	0.09
Amortization of intangible assets and other (net of tax)	0.26	0.09	0.06	0.06	0.07
Venezuela foreign currency loss (net of tax)	0.03	0.03	-	-	-
Income tax adjustments	(0.39)	(0.33)	0.02	(0.04)	(0.04)
Total adjustments to diluted EPS (net of tax)	0.37	0.01	0.16	0.09	0.12
Adjusted EPS*	$4.49	$1.16	$1.04	$1.27	$1.02

* Does not foot due to rounding

Organic Sales

Organic sales is defined as reported sales adjusted for the impact of more than insignificant acquisitions and divestitures by adjusting Avnet’s prior periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. In addition, fiscal 2016 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2016 due to it being a 14-week quarter and 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates as discussed above.

The following tables present the reconciliation of reported sales to organic sales for the third quarter and first nine months of fiscal 2016 and fiscal 2015.

	Third Quarter Ended	Nine Months Ended
			Acquisitions/
	As Reported and	As	Divestitures (1)/
	Organic Sales -	Reported -	Estimated	Organic Sales -
	Fiscal 2016	Fiscal 2016	Extra Week (2)	Fiscal 2016
	(in thousands)
Avnet, Inc.	$6,174,716	$19,992,467	$(464,098)	$19,528,369
EM	4,041,527	12,627,543	(300,000)	12,327,543
TS	2,133,189	7,364,924	(164,098)	7,200,826
EM
Americas	$1,192,695	$3,583,065	$(82,000)	$3,501,065
EMEA	1,330,751	3,798,262	(92,000)	3,706,262
Asia	1,518,081	5,246,216	(126,000)	5,120,216
TS
Americas	$1,241,209	$4,375,343	$(123,112)	$4,252,231
EMEA	615,824	2,098,981	(17,986)	2,080,995
Asia	276,156	890,600	(23,000)	867,600

	Third Quarter Ended			Nine Months Ended
	As Reported -	Acquisitions/	Organic Sales -	As Reported -	Acquisitions/	Organic Sales -
	Fiscal 2015	Divestitures (1)	Fiscal 2015	Fiscal 2015	Divestitures (1)	Fiscal 2015
	(in thousands)
Avnet, Inc.	$6,736,860	$21,246	$6,758,106	$21,128,326	$94,110	$21,222,436
EM	4,219,528	—	4,219,528	13,028,812	—	13,028,812
TS	2,517,332	21,246	2,538,578	8,099,514	94,110	8,193,624
EM
Americas	$1,237,213	$—	$1,237,213	$3,652,114	$—	$3,652,114
EMEA	1,251,873	—	1,251,873	3,759,678	—	3,759,678
Asia	1,730,442	—	1,730,442	5,617,020	—	5,617,020
TS
Americas	$1,440,532	$6,630	$1,447,162	$4,724,640	$17,425	$4,742,065
EMEA	717,196	14,616	731,812	2,246,822	76,685	2,323,507
Asia	359,604	—	359,604	1,128,052	—	1,128,052

(1)	Includes the following acquisitions:

•	Orchestra Service Gmbh acquired in November 2015 in the TS EMEA Region
•	ExitCertified Corporation acquired in January 2016 in the TS America Region

(2)	The impact of the additional week of sales in the first quarter of fiscal 2016 is estimated

			Sales			Organic
			As Reported			Sales
	Sales	Sales	Year-Year %	Organic	Organic	Year-Year %
	As Reported	As Reported	Change in	Sales	Sales	Change in
	Q3-Fiscal	Year-Year	Constant	Q3-Fiscal	Year-Year	Constant
	2016	% Change	Currency	2016	% Change	Currency
	(Dollars in thousands)
Avnet, Inc.	$6,174,716	(8.3)%	(6.9)%	$6,174,716	(8.6)%	(7.2)%
EM	4,041,527	(4.2)	(3.3)	4,041,527	(4.2)	(3.3)
TS	2,133,189	(15.3)	(12.9)	2,133,189	(16.0)	(13.6)
EM
Americas	$1,192,695	(3.6)%	—	$1,192,695	(3.6)%	—
EMEA	1,330,751	6.3	9.4%	1,330,751	6.3	9.4%
Asia/Pacific	1,518,081	(12.3)	(12.3)	1,518,081	(12.3)	(12.3)
TS
Americas	$1,241,209	(13.8)%	—	$1,241,209	(14.2)%	—
EMEA	615,824	(14.1)	(10.8)%	615,824	(15.9)	(12.6)%
Asia/Pacific	276,156	(23.2)	(19.2)	276,156	(23.2)	(19.2)

ROWC, ROCE and WC Velocity

The following tables (in thousands) presents the calculation for ROWC, ROCE and WC velocity.

		FY16 YTD	Q3 FY16	Q2 FY16	Q1 FY16
Sales		$19,992,467	$6,174,716	$6,848,057	$6,969,694
Sales, annualized (1)	(a)	26,490,019	24,698,864	27,392,228	26,385,270
Adjusted operating income (2)		700,892	205,223	255,258	240,411
Adjusted annualized operating income (1)	(b)	928,682	820,892	1,021,032	910,127
Adjusted effective tax rate (3)		27.6%	27.6%	27.6%	27.6%
Adjusted annualized operating income, after tax	(c)	672,273	594,244	739,125	658,841
Average monthly working capital
Accounts receivable		4,840,229	4,905,736	4,982,198	4,787,201
Inventories		2,766,662	2,787,825	2,747,160	2,745,479
Accounts payable		(3,184,831)	(3,265,178)	(3,256,725)	(3,182,154)
Average working capital	(d)	$4,422,060	$4,428,383	$4,472,633	$4,350,526
Average monthly capital employed	(e)	$5,997,305	$6,028,867	$6,026,327	$5,909,334
ROWC = (b) / (d)		21.0%	18.5%	22.8%	20.9%
WC Velocity = (a) / (d)		6.0	5.6	6.1	6.1
ROCE = (c) / (e)		11.2%	9.9%	12.3%	11.2%

		FY15	Q4 FY15	Q3 FY15	Q2 FY15	Q1 FY15
Sales		$27,924,657	$6,796,331	$6,736,860	$7,551,880	$6,839,587
Sales, annualized	(a)	27,924,657	27,185,324	26,947,440	30,207,520	27,358,348
Adjusted operating income (2)		972,527	243,814	230,393	274,596	223,725
Adjusted annualized operating income	(b)	972,527	975,256	921,572	1,098,384	894,900
Adjusted effective tax rate (3)		27.7%	27.7%	27.7%	27.7%	27.7%
Adjusted annualized operating income, after tax	(c)	703,332	705,305	666,481	794,351	647,192
Average monthly working capital
Accounts receivable		5,109,326	4,979,668	5,251,882	5,318,083	4,993,653
Inventories		2,667,351	2,593,545	2,564,071	2,700,424	2,729,194
Accounts payable		(3,274,382)	(3,234,283)	(3,344,479)	(3,437,897)	(3,231,037)
Average working capital	(d)	$4,502,295	$4,338,930	$4,471,474	$4,580,610	$4,491,810
Average monthly capital employed	(e)	$6,077,926	$5,898,475	$6,028,015	$6,161,858	$6,101,274
ROWC = (b) / (d)		21.6%	22.5%	20.6%	24.0%	19.9%
WC Velocity = (a) / (d)		6.2	6.3	6.0	6.6	6.1
ROCE = (c) / (e)		11.6%	12.0%	11.1%	12.9%	10.6%

(1)	Annualized amounts are based on a 53-week fiscal year.
(2)	See reconciliation to GAAP amounts in the preceding tables in this Non-GAAP Financial Information section.
(3)

Adjusted effective tax rate for each quarterly period in a fiscal year is based upon the currently anticipated annual effective tax rate, excluding the tax effect of the income tax adjustments quantified above in the reconciliation to GAAP amounts in this Non-GAAP Financial Information section.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 2:00 p.m. Eastern Time. Financial information including financial statement reconciliations of GAAP to non-GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet

From components to cloud and design to disposal, Avnet, Inc. (NYSE: AVT) accelerates the success of customers who build, sell and use technology globally by providing them with a comprehensive portfolio of innovative products, services and solutions. Avnet is a Fortune 500 company with revenues of $27.9 billion in fiscal year 2015. For more information, visit www.avnet.com. (AVT_IR)

Investor Relations Contact

Avnet, Inc.

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Third Quarters Ended		Nine Months Ended
	April 2,	March 28,	April 2,	March 28,
	2016	2015	2016	2015
	(Thousands, except per share data)
Sales	$6,174,716	$6,736,860	$19,992,467	$21,128,326
Cost of sales	5,437,888	5,962,506	17,685,995	18,721,003
Gross profit	736,828	774,354	2,306,472	2,407,323
Selling, general and administrative expenses	539,038	555,148	1,628,425	1,713,056
Restructuring, integration and other expenses	16,172	15,494	63,352	47,071
Operating income	181,618	203,712	614,695	647,196
Other income (expense), net	2,200	(8,945)	(10,138)	(15,963)
Interest expense	(23,281)	(23,871)	(69,306)	(71,936)
Income before income taxes	160,537	170,896	535,251	559,297
Income tax expense	37,078	49,367	125,526	146,117
Net income	$123,459	$121,529	$409,725	$413,180
Earnings per share:
Basic	$0.95	$0.89	$3.11	$3.02
Diluted	$0.94	$0.88	$3.05	$2.97
Shares used to compute earnings per share:
Basic	129,811	136,046	131,834	136,965
Diluted	131,650	137,721	134,298	139,181
Cash dividends paid per common share	$0.17	$0.16	$0.51	$0.48

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	April 2,	June 27,
	2016	2015
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,036,485	$932,553
Receivables, net	4,874,179	5,054,307
Inventories	2,826,858	2,482,183
Prepaid and other current assets	200,579	173,030
Total current assets	8,938,101	8,642,073
Property, plant and equipment, net	610,747	568,779
Goodwill	1,295,406	1,278,756
Intangible assets, net	86,989	99,731
Other assets	194,217	210,614
Total assets	$11,125,460	$10,799,953
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$706,742	$331,115
Accounts payable	3,297,981	3,338,052
Accrued expenses and other	559,697	603,129
Total current liabilities	4,564,420	4,272,296
Long-term debt	1,610,539	1,646,501
Other liabilities	190,300	196,135
Total liabilities	6,365,259	6,114,932
Shareholders’ equity	4,760,201	4,685,021
Total liabilities and shareholders’ equity	$11,125,460	$10,799,953

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	April 2,	March 28,
	2016	2015
	(Thousands)
Cash flows from operating activities:
Net income	$409,725	$413,180
Non-cash and other reconciling items:
Depreciation	71,112	70,919
Amortization	21,183	32,630
Deferred income taxes	3,963	29,500
Stock-based compensation	47,724	48,890
Other, net	43,665	57,766
Changes in (net of effects from businesses acquired):
Receivables	181,723	(186,037)
Inventories	(319,865)	(89,994)
Accounts payable	(74,510)	118,449
Accrued expenses and other, net	(87,593)	(210,751)
Net cash flows provided by operating activities	297,127	284,552

Cash flows from financing activities:
Issuance of notes, net of issuance costs	542,043	—
Repayment of notes	(250,000)	—
Borrowings (repayments) under accounts receivable securitization program, net	(400,000)	110,000
Borrowings (repayments) of bank and revolving debt, net	448,468	(96,372)
Repurchases of common stock	(334,177)	(147,606)
Dividends paid on common stock	(66,944)	(65,602)
Other, net	(12,028)	(13,993)
Net cash flows used for financing activities	(72,638)	(213,573)

Cash flows from investing activities:
Purchases of property, plant and equipment	(111,070)	(133,422)
Acquisitions of businesses, net of cash acquired	(19,675)	—
Other, net	8,436	(8,765)
Net cash flows used for investing activities	(122,309)	(142,187)

Effect of currency exchange rate changes on cash and cash equivalents	1,752	(54,295)

Cash and cash equivalents:
— increase (decrease)	103,932	(125,503)
— at beginning of period	932,553	928,971
— at end of period	$1,036,485	$803,468

AVNET, INC.

SEGMENT INFORMATION

(UNAUDITED)

	Third Quarters Ended		Nine Months Ended
	April 2,	March 28,	April 2,	March 28,
	2016	2015	2016*	2015
	(Millions)
Sales:
Electronics Marketing	$4,041.5	$4,219.5	$12,627.5	$13,028.8
Technology Solutions	2,133.2	2,517.3	7,364.9	8,099.5
Avnet Sales	$6,174.7	$6,736.8	$19,992.5	$21,128.3
Operating Income (Expense):
Electronics Marketing	$183.3	$197.3	$570.3	$591.4
Technology Solutions	55.5	68.1	247.1	248.1
Corporate	(33.5)	(35.0)	(116.5)	(110.8)
	205.2	230.4	700.9	728.7
Restructuring, integration and other expenses	(16.2)	(15.5)	(63.4)	(47.1)
Amortization of intangible assets and other	(7.4)	(11.2)	(22.8)	(34.4)
Operating Income	$181.6	$203.7	$614.7	$647.2

*Sub-totals and totals may not foot due to rounding